EXHIBIT 99.1

Mawson Infrastructure Group Expands to Ohio for AI/HPC Expansion

To Bolster Long-Term AI/HPC Growth Capacities, Mawson Expands to Ohio

Expected to Increase Company's Total Capacity to 153 Megawatts upon Completion

Mawson Invites Additional AI and HPC Partners for Further AI Collaboration and Innovation

MIDLAND, Pa., Aug. 27, 2024 (GLOBE NEWSWIRE) -- Mawson Infrastructure Group Inc. (NASDAQ: MIGI) ("Mawson" or "the Company"), a publicly-traded technology company providing digital infrastructure to the AI, HPC and digital assets markets, and headquartered in the United States, today announced its expansion of its lease in Ohio, further extending its AI (artificial intelligence) and HPC (high-performance computing) growth capacities.

Mawson also invites additional AI/HPC partners, as it expects to further increase its total capacity from the currently operational 129 megawatts (“MW”) across its Pennsylvania facilities in Midland, PA and Bellefonte, PA, to about 153 MW, given its expansion to Ohio.

Rahul Mewawalla, CEO and President, stated, “Our expansion into Ohio further increases our footprint in the PJM market, the largest wholesale electric market in North America, and amongst the most attractive markets, in our view, for AI (artificial intelligence) and HPC (high-performance computing). We are also seeing companies such as Amazon Web Services, Microsoft, and Google expanding their operations in the PJM market, which speaks favourably to its future growth opportunities. Moreover, we are extremely proud of our Carbon-Free energy approach, including nuclear energy, as we continue to expand our digital infrastructure platforms to serve AI, HPC, and digital assets markets. We expect digital infrastructure for high-performance and accelerated computing to become increasingly valuable and we are excited about our expansion to Ohio, building upon our recent expansion in Pennsylvania which we successfully completed last quarter. We also look forward to our continuing to partner and collaborate with innovative AI and HPC colocation customers to power the future of AI.”

Key Highlights:

  Mawson’s expansion into Perry County, Ohio further increases its footprint in the PJM market, which is the largest wholesale electric market in North America and has competitive power rates and is a deregulated market.
  Secures lease amendment for an extended term for 9 years through April 2033.
  Secures initial 24 megawatts of capacity through agreements, which could grow Mawson from currently operational 129 MW to 153 MW.
  Expected to commence initial construction while inviting AI/HPC partners to discuss opportunities to partner and collaborate with Mawson to power the deployment of NVIDIA GPUs and other high performance and accelerated computing.

About Mawson Infrastructure

Mawson Infrastructure Group (NASDAQ: MIGI) is a technology company providing next-generation infrastructure platforms for AI, HPC, and digital assets. Our innovation, technology, and operational expertise enables us to operate and optimize digital infrastructure to accelerate the digital economy including artificial intelligence, high-performance computing solutions, and digital assets using a Carbon-Free energy approach.

For more information, visit: https://www.mawsoninc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility of Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of digital assets and cryptocurrencies, further or new regulation of digital assets, the evolution of AI and HPC market and changing technologies, the slower than expected growth in demand for AI, HPC and other accelerated computing technologies than expected, the ability to timely implement and execute on AI and HPC digital infrastructure, and the ability to timely complete the digital infrastructure build-out in order to achieve its revenue expectations for the periods mentioned. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on April 1, 2024, and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on August 21, 2023, November 13, 2023, May 15, 2024, August 19,2024, and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

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